Exhibit 99.2

Rural Cellular Corporation
4th Quarter 2002
Financial Results Teleconference Commentary
February 25th, 2003

Teleconference Administrative Topics

Chris Boraas

•                  Good morning, everyone.

•                  As a reminder, this call is being broadcast live through our Web site, at WWW.RCCWIRELESS.COM.

•                  An archive will also be made available in the investor relations’ section of our Web site.

•                  In addition, after the completion of this call, a dial-in replay will be available through March 6, 2003.

•                  A Form 8-K will also be filed today including as exhibits the text from today’s teleconference and press release.

•                  Presenting this morning will be Richard Ekstrand, RCC’s President and CEO, and Wesley Schultz, RCC’s chief financial officer.

•                  Following the opening remarks, Rick, Wes and Ann Newhall, RCC’s Chief Operating Officer, will be available to take your questions.

•                  In the interest of time, please limit your questions to the results of operations for the 4th quarter of 2002.

•                  Before we begin, I want to state that any comments about RCC’s future prospects are forward-looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of acquired operations with RCC’s existing operations, the ability to negotiate favorable roaming agreements, the ability to service debt, the resolution of certain network technology issues and other factors discussed from time to time in RCC’s  Report on Form 10-K/A for the year ended December 31, 2001 and other filings with the Securities and Exchange Commission.

•                  And with that, I’ll turn it over to Rick Ekstrand.

CEO Discussion
Richard Ekstrand

•                  Thanks, Chris, and good morning, everyone,

•                  Wireless technology allows us to fundamentally change and improve how we communicate.

•                  It is about providing accessibility to an increasingly mobile group of people.

•                  It is about changing and transforming a culture that was tethered to a wire.

•                  So for over a dozen years, we’ve taken on the task of advancing this technology and building a successful company.

•                  We, like many others, have faced issues.

1.               We are in a competitive business,

2.               our network technologies require capital,

3.               regulation brings complexity,

4.               and the economy is challenging.

•                  Yet, because there is no substitute for mobility, America’s appetite for wireless continues to grow.

•                  Our industry now boasts over 140 million users in our nation and over 1 billion worldwide.

•                  So, how does RCC fit into this developing landscape?

•                  Our foundation continues to be a solid customer base as we leverage our rural network and broad spectrum through a mix of wireless opportunities.

•                  But just as importantly, we are also the link for national players using our networks.

•                  We believe their focus continues to be on expanding coverage in the densely populated metropolitan service areas.

•                  We do not believe they will be focusing on overbuilding rural America.

•                  A continuing business driver for us is to maintain our high quality networks that national roaming partners likely could not build and maintain as cost effectively as we can.

•                  Historically, we have succeeded in this area by leveraging our spectrum through the carefully planned improvement of our networks.

•                  As an example of this, our networks experienced a 40% increase in total minutes last year.

•                  On the financial front, and from a balance sheet perspective, we fully appreciate that we are more leveraged than many other domestic players in the industry.

•                  We know that we have to be absolutely efficient in everything we do.

•                  For us, new network strategies cannot be an experiment but must be implemented with proven technology paths.

•                  Our cost centers must constantly review their spending strategies keeping in mind maximization of return for every dollar spent.

•                  We cannot and do not pursue customer growth at any cost.

•                  Rather we look to quality customer growth as the basis for revenue improvement.

•                  Our operating results speak decisively to a very successful year, contradicting much of what the experts are saying about our sector.

•                  Our 47% EBITDA margin last year is one of the best, if not the best in the business.

•                  Our free cash flow of $71 million for the year distinguishes our position in the industry.

•                  Our quality customer growth was solid, but more importantly, our retention rate of 98.2% is one of the best in the industry.

•                  Although many analysts discuss the slowing of roaming revenue, we continue to manage our long-standing relationships with national partners.

•                  Our network construction efforts throughout the year have substantially contributed to roaming revenue growth and also position us for growth in service revenues.

•                  This expansion continues to present attractive ROIs while positioning us for an expedited transition to advanced services.

•                  From an operating perspective, we continue to demonstrate our ability to control costs that help us  produce strong operating results.

•                  For example, network costs and S.G.&A. expenses were both less last year than they were in 2001.

•                  So when you stand back, take a breath, and objectively look at our business, not just for a quarter, but over the long haul, you have to appreciate our ability to work through difficult times while producing solid financial results.

•                  Going forward, we fully expect 2003 to present its share of challenges, but also its share of opportunities.

•                  Rural service areas lag in wireless penetration compared to metro areas.

•                  We see this as an opportunity.

•                  Many wireline companies acknowledge they are losing customers to wireless.

•                  We believe that wireline substitution was initially related to our industry’s ability to provide long distance more cost effectively.

•                  And now, convenience and reliability, because of our improving networks, are major factors driving this trend.

•                  New and added services, including the growing acceptance of SMS messaging and other content services, will position us for stable and perhaps increasing ARPUs.

•                  Switching gears, during the fourth quarter, we received ETC approval in Mississippi and Alabama.

•                  As you may recall, in July, we received ETC approval in the state of Washington.

•                  With ETC status in a growing number of states, we will be eligible, as many landline companies are, for per customer subsidies in service areas that are low income and high cost to serve.

•                  This year, we expect to receive a significant benefit from our existing ETC qualified customers and plan to improve our distribution systems and networks in these areas.

•                  We also have applications pending in Minnesota, Oregon, Kansas, Maine and Vermont and expect to file in a couple more states this year.

•                  While being fully attentive to excellent customer service together with the maximization of roaming revenues, we continue to evaluate next generation network alternatives.

•                  As this year unfolds, we will further discuss our plans regarding these alternatives.

•                  So to wrap things up,

•                  Our operating results during 2002 give us confidence regarding the future of our business.

•                  So, once again, with much going on outside of our control, we continue to stay focused on running our business including:

1)    bringing continued efficiency to operations;

2)    building and positioning networks for the future;

3)    growing and keeping the right customers; and

4)    generating free cash flow through these actions.

•                  And on that note, I would again like to thank our employees.

•                  We keep adding to their list of challenges, and they keep stepping up to the task.

•                  It hasn’t been easy, but once again, we have a dedicated group that deliver solid results.

•                  And with that, I’ll turn it over to Wesley Schultz, our CFO, for a financial wrap-up of our fourth quarter and year.

CFO Discussion
Wesley E. Schultz

•                  Thanks, Rick.

•                  This year EBITDA grew 12% over last year coming in at a record $218 million.

•                  But more importantly, RCC produced Free Cash Flow in all four quarters totaling $71.4 million, a 134% increase over last year.

•                  This is another record and was approximately double the guidance we gave at the beginning of the year.

•                  $19 million of our free cash flow was used to permanently pay down our credit facility during the first half of the year with the remainder building cash on our balance sheet.

•                  We now have been free cash flow positive for 10 out of our last 12 quarters.

•                  Contributing to our excellent financial results for the fourth quarter was growth in both service revenues and roaming revenues.

•                  At the same time, network costs and SG&A expenses were both less than in the fourth quarter of ‘01.

•                  As we anticipated in our last teleconference, we began receiving the benefit of our recently signed agreements with AT&T, Verizon, Cingular and T-Mobile through increased outcollect minutes during the fourth quarter.

•                  During the fourth quarter, roaming revenues increased 1.5% to approximately $27 million while outcollect yield, consistent with our expectations, dropped by approximately 30%.

•                  Year over year, roaming revenue increased 5% to approximately $123 million while outcollect yield decreased 26%, again pretty much as we had planned.

•                  We expect roaming revenues this year to increase slightly, although quarterly comparisons might be affected by the timing of new contracts.

•                  On the service revenue front, we are reporting a 5% increase for the quarter over last year.

•                  This increase reflects our sustained high quality customer growth, strong retention and relatively stable ARPUs.

•                  Our net ARPU remained unchanged at $49 when compared to the previous year.

•                  Net ARPU, as you may recall, includes the cost we incur when our customers travel outside of our networks.

•                  Net ARPU reflects a good “apples to apples” comparison regarding what our customers are contributing to our operations.

•                  On the customer front, we feel that quality postpaid customer growth represents our greatest opportunity to expand our revenue base.

•                  We had a solid fourth quarter with 12,475 net postpaid customer adds compared with 11,744 last year.

•                  Digital customers account for approximately 75% of our total customer base.

•                  This improvement is significant because it was accomplished with retention during the quarter of 98.1% compared to 97.8% in ‘01.

•                  Going forward, we believe we will get our share of new customers as the industry continues to grow.

•                  As for the overall success of our operation, we continue to develop efficiency in our cost structure.

•                  Network cost as a percentage of total revenues decreased to 21% compared with 23% last year.

•                  Incollect minutes continue to grow; yet average incollect cost per minute dropped 28% resulting in incollect expense for the year declining 5.4% to $47.1 million.

•                  SG&A continues to decline as it has throughout each quarter in 2002.

•                  For the 4th quarter, SG&A declined by 3%, reflecting lower bad debt expense and the effects of cost reduction initiatives.

•                  Bad debt expense decreased 42% to $8.0 million, compared to $13.9 million in ‘01.

•                  SG&A, as a percentage of total revenues, also decreased to 25% compared to 27% last year.

•                  So, when you add it all up, the bottom line is, we spent less and had greater revenue, which is a great combination.

•                  Turning to our balance sheet, 2002 net capital expenditures totaled $59.3 million.

•                  We added 20 sites during the fourth quarter and expect to turn up another 20 sites during the early stages of ‘03.

•                  We continue to have $794 million outstanding under our credit facility with an additional $259 million available under the revolver.

•                  We are in compliance with all of its bank covenants as of the end of the year.

•                  There have been questions raised whether or not we will be able to meet the total debt leverage covenant in our bank agreement for the fourth quarter of 2003.

•                  We continue to believe that we will be in compliance with this covenant, however, it is no secret that at 5 times this covenant will be tight.

•                  Keep in mind that our senior debt covenant is 4 times and we believe that we will safely be in compliance with that covenant.

•                  Thank you.  Now, I will turn the teleconference back to Michelle, who will poll you for any questions.

RICK’S CONCLUSION

•                  Thanks again for your interest in Rural Cellular.

•                  We are determined to bring increased value to all of our stakeholders.

•                  Our management is strong, our customer growth solid, and we believe our networks are the best in our service areas.

•                  And because of these qualities, together with our strong operations, we have staying power to capitalize on the future opportunities that wireless technology presents.

•                  Thanks again, I look forward to discussing our 1st quarter progress in May.